Exhibit 99.1

CAPITAL SOUTHWEST CORPORATION DECLARES REGULAR DIVIDEND

DALLAS – April 24, 2014 – Capital Southwest Corporation (NASDAQ: CSWC) board of directors declared a cash dividend in the amount of $0.10 per share of common stock.  The dividend is payable on May 30, 2014 to shareholders of record on May 15, 2014.

About Capital Southwest Corporation

Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential.  Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can enhance your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forwardlooking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements. This release may also contain non-GAAP financial measures. These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion. Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Joseph B. Armes
214-884-3820